UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2012

UNICO, INCORPORATED
 (Exact name of registrant as specified in its charter)

Arizona	000-30239	13-4171971
(State or other jurisdiction Of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

P. O. Box 503228, San Diego, CA 92150
   (Address of principal executive offices)  (zip code)

(858) 837-0428
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.     Corporate Governance and Management

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Kenneth C. Wiedrich

Effective January 5, 2012, Kenneth C. Wiedrich resigned as the CFO of Unico, Incorporated.

Appointment of Stephen B. Spencer

Effective January 11, 2012, Stephen B. Spencer was appointed as the CFO of Unico, Incorporated by its directors, in order to fill the vacancy created through the resignation of Kenneth C. Wiedrich. Mr. Spencer will also continue in his present role as a director of the Company. Unico intends to compensate Mr. Spencer for his service as the CFO, and the terms will be finalized in the future.

Unico has not engaged in any related party transactions with Mr. Spencer of the nature described in Item 404(a) of Regulation SK since the beginning of Unico’s last fiscal year, and none are contemplated at the present time, except as may otherwise be described above in this report.

Mr. Spencer, age 55, is a Certified Public Accountant.  From January 2011 through the present, Mr. Spencer has worked with J&J consulting, an outsourced CFO firm specializing in public companies. From September 2008 to the present Mr. Spencer has served as a consultant for Summit Digital Holdings, Inc.  Summit is a consolidator of rural cable television companies. From 2002 to 2007 Mr. Spencer was the CFO for Legends Capital Group, a venture capital company.  From 1996 to 2002 Mr. Spencer was an independent financial consultant focused on start-ups and mergers and acquisitions.  He has worked extensively, throughout his career assisting public companies with reporting and filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICO INCORPORATED

Date: January 11, 2012	By:	/s/ Mark A. Lopez
Mark A. Lopez, Chief Executive Officer

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